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                          INDEX STOCK PHOTOGRAPHY, INC.

                      1992 NON-QUALIFIED STOCK OPTION PLAN
                            (as amended May 30, 1996)

                1. Purpose. The purpose of this stock option plan ("Plan") is to provide a means whereby INDEX STOCK PHOTOGRAPHY, INC. (the "Company") may, through the grant of incentive stock options to Key Persons, as defined below, attract and retain persons of ability to perform services for the Company and motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary. As used herein the term "Subsidiary" shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
Section 425(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term "Key Persons" means those persons (including officers, directors who are not also employees, advisory directors or consultants) performing services for the Company or of any Subsidiary, who, in the judgment of the Committee referred to in Section 3 below are considered especially important to the future of the Corporation. The term "stock options" means options to purchase Common Stock ($.0001 par value) of the Company ("Stock").


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                2. Shares Subject to the Plan. Options may be granted by the
Company from time to time to Key Persons to purchase an aggregate of 300,000 shares of Stock, and such amounts of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 5.8). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares, new options may hereafter be granted covering such shares.
                3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company ("Board") or at the option of the Board by a Compensation and Benefits Committee (the "Committee") of the Board consisting of not less than one member appointed by the Board and serving at the Board's pleasure. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. References made hereafter in this Plan to the "Committee" shall be deemed to refer to the Board or the Committee, as the case may be.
                The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any stock options granted thereunder and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.


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                4. Grant of Options. Subject to the provisions of the Plan, the
Committee shall (a) determine and designate from time to time those Key Persons to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of stock options, (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; provided, however, that no option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 8, below.
                5. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:
                5.1 Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period. In no case shall such period, including any such extensions, exceed ten years from the date of grant.

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                5.2 Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee. Fair market value as used herein shall be:
                5.2.1 If shares of Stock shall be traded on an exchange or over-the-counter market, the mean between the high and low sales prices of Stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.
                5.2.2 If shares of Stock shall not be traded on an exchange or over-the-counter market, the value equal to book value of such shares as of the end of the most recent fiscal quarter of the Company as determined by the Company's regularly employed independent accountants, unless the Committee shall determine that an alternative valuation is more appropriate under the circumstances.

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                5.3 Payment of Purchase Price upon Exercise. Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate including, but not limited to, Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price.
                5.4 Exercise in the Event of Death. If an optionee shall die his options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in paragraph 5.1 of this Section 5 or one year after the optionee's death, whichever date is earlier.
                5.5 Nontransferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by him.
                5.6 Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the optionee (or any person acting under paragraph 5.4) shall deliver to the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares

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issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.
                5.7  Adjustments in Event of Change in Common Stock.  In
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the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.
                5.8 No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a certificate or certificates for such shares.
                6. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Moreover, no option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

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                7. Amendment and Discontinuance. The Board of Directors of the
Company may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of paragraph 5.7 no action of the Board of Directors or of the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) permit the granting of any option at the option price less than the determined in accordance with paragraph 5.2, or (iii) permit the granting of options which expire beyond the period provided for in paragraph 5.1. Without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan.
                8. Effective Date of the Plan. The effective date of the Plan shall be February 1, 1992.
                9.  Name.  The Plan shall be known as the
"Index Stock Photography, Inc. 1992 Non-Qualified Stock Option
Plan."
                10. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Company shall be sent to it at its office, 126 Fifth Avenue, New York, New York 10011, facsimile number (212) 633-1914, attention: Mr. Bahar Gidwani, and when addressed to the Committee shall be sent to it at 126 Fifth Avenue, New York, New York 10011, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.
                11. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.


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